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                          SUBORDINATED PLEDGE AGREEMENT


         THIS SUBORDINATED PLEDGE AGREEMENT (this "Agreement") is made and entered into as of October 8, 2003 by Advanced Cast Products, Inc., a Delaware corporation, having an office at 2121 Brooks Avenue, Neenah, Wisconsin 54956 (the "Pledgor"), in favor of The Bank of New York, a New York banking corporation, as Trustee (the "Trustee") for the noteholders (the "Noteholders") under the Indenture (as defined below). The Trustee's address is 101 Barclay Street, 8th Floor West, New York, New York 10286. Capitalized terms used and not otherwise defined herein have the meanings assigned in the Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, that certain Indenture (as amended, supplemented or otherwise modified from time to time, the "Indenture") dated as of the date hereof by and among the Neenah Foundry Company, a Wisconsin corporation ("Neenah Foundry"), the Subsidiary Guarantors party thereto and the Trustee has been entered into pursuant to which Neenah Foundry has issued its 11% senior secured notes due September 30, 2010 (the "Senior Secured Notes") in the aggregate principal amount of $133,130,000;

         WHEREAS, Pledgor is jointly and severally liable for all of the Obligations of Neenah Foundry, itself and each other Subsidiary Guarantor under the Indenture;

         WHEREAS, Pledgor owns 100% of the issued and outstanding capital stock of Belcher Corporation, a Delaware corporation, and Peerless Corporation, an Ohio corporation, (collectively, the "Issuers"), all as described on Schedule I hereto; and

         WHEREAS, to secure repayment and performance of all of Pledgor's obligations, liabilities and indebtedness under the Indenture (including the Subsidiary Guarantee thereunder), Trustee and Noteholders have required that Pledgor shall have made the pledge contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises, Pledgor hereby agrees with Trustee as follows:

         1. Pledge. Pledgor hereby pledges to Trustee, for its own benefit and the benefit of the Noteholders, and grants to Trustee, for its own benefit and the benefit of Noteholders, a security interest in:

        (a) the shares of stock of each "Issuer" identified on Schedule I hereto held by Pledgor (the "Pledged Shares") and the certificates representing the Pledged Shares, and all stock dividends, cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to

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    time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

        (b) all additional shares of stock of each Issuer at any time acquired by Pledgor in any manner, and the certificates representing such additional shares (and any such additional shares shall constitute part of the Pledged Shares under this Agreement), and all stock dividends, cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

        (c) all proceeds of any of the foregoing (the assets described in this Section 1 are collectively referred to as, the "Pledged Collateral").

        (d) Notwithstanding anything in this Agreement to the contrary, the liens securing this Mortgage are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the "Subordination Agreement") dated as of the date hereof among Trustee, Neenah Foundry and the other "Companies" (as defined therein) party thereto and Fleet Capital Corporation ("Agent"), to the liens securing the indebtedness (including interest) owed by the Companies pursuant to or in connection with that certain Loan and Security Agreement dated as of the date hereof among Neenah Foundry, certain of the other Companies, Agent and the lenders from time to time party thereto, as such Loan and Security Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under such Loan and Security Agreement; and the Trustee (on behalf of itself and each Noteholder), by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement and each agreement made therein by the Trustee on its behalf.

         2. Security for Obligations. This Agreement and all of the Pledged Collateral secure the payment and performance of the Obligations (as such term is defined in the Indenture), together with all reasonable costs and expenses, including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses paid or incurred by Trustee or any Noteholder in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against Neenah Foundry, Pledgor or any other guarantor of all or any part of the Obligations (all such indebtedness, obligations and liabilities described in this Section 2 being collectively called the "Secured Obligations").

         3. Delivery of Pledged Collateral. Subject to the Subordination Agreement and the payment in full of the Senior Indebtedness (the "Loan Agreement Termination"), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Trustee. Prior to the Loan Agreement Termination, the Agent, and after the Loan Agreement Termination, the Trustee, shall have the right, at any time in its discretion and without notice to Pledgor following the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of Trustee or any of its nominees

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any or all of the Pledged Collateral. In addition, prior to the Loan Agreement
Termination, the Agent, and after the Loan Agreement Termination, the Trustee, shall have the right to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

         4. Representations and Warranties. In order to induce Trustee to enter into this Agreement and the Indenture, Pledgor represents and warrants that the following statements are true, correct and complete:

        (a) Schedule I hereto completely and accurately sets forth all of the issued and outstanding stock of each Issuer as of the date hereof. All shares of such stock are owned legally and beneficially by Pledgor and have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of any Issuer, and there are no preemptive rights with respect to the shares of stock of any Issuer.

        (b) Assuming that Agent or Trustee has taken and is retaining possession of the Pledged Shares in the State of Illinois, in the case of Agent, or in the State of New York, in the case of Trustee, as required in Section 3 above and further assuming that Agent or Trustee, as the case may be pursuant to Section 3 above, has taken possession of the Pledged Shares without notice (actual or constructive) of any adverse claims in respect of the Pledged Shares, the delivery of the Pledged Shares to the Agent or Trustee, as the case may be pursuant to Section 3 above, is effective to create a valid and perfected first priority security interest in the Pledged Collateral, free of any adverse claim, securing the payment of the Priority Lien Obligations and, on a subordinated basis pursuant to the Subordination Agreement, the Secured Obligations.

        (c) Subject to the Subordination Agreement, no consent of any other party (including, without limitation, any creditor of Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as has already been obtained or taken and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

        (d) None of the Pledged Shares constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.


        (e) This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as



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    limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        (f) All information herein or hereafter supplied to Trustee by or on behalf of Pledgor with respect to the Pledged Collateral is and will be accurate and complete in all material respects.

         5. Further Assurances.


        (a) Subject to the Subordination Agreement, Pledgor will, from time to time, at Pledgor's expense, promptly execute and deliver all further instruments and documents and take all further action that is necessary, or that Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable Trustee to exercise and enforce the rights and remedies of Trustee hereunder with respect to any Pledged Collateral or to carry out the provisions and purposes hereof. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as is necessary, or as Trustee may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby under the laws of any applicable jurisdiction or (ii) appear in and defend any action or proceeding that may affect Pledgor's title to or Trustee's security interest in the Pledged Collateral.

        (b) Pledgor will, promptly (and in any event within three Business Days) upon the purchase or acquisition of any additional shares of stock of each Issuer, deliver such Pledged Shares to the Agent or the Trustee, as the case may be pursuant to Section 3 above, together with a proxy substantially in the form attached hereto as Exhibit A, and a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit B hereto (a "Pledge Amendment"), in respect of the additional shares which are to be pledged pursuant to this Agreement. Pledgor hereby authorizes Trustee to attach each Pledge Amendment to this Agreement and agrees that all shares listed on any Pledge Amendment delivered to Trustee shall for all purposes hereunder be considered Pledged Collateral.

         6. Voting Rights; Dividends; Etc.

        (a) So long as no Event of Default shall have occurred and be continuing and Trustee shall not have delivered to Pledgor notice of its election to exercise the rights set forth in subsection (b) below:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture.

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            (ii) Except as otherwise expressly permitted in the Indenture, any and all instruments, chattel paper and other rights, property or proceeds and products (other than cash or checks) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be and shall be forthwith delivered to, prior to the Loan Agreement Termination, the Agent, and after the Loan Agreement Termination, the Trustee, to hold as Pledged Collateral, and shall, if received by Pledgor, be received in trust for the benefit of Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to, prior to the Loan Agreement Termination, the Agent, and after the Loan Agreement Termination, the Trustee, as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) Trustee shall promptly upon request execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is entitled to exercise pursuant to paragraph (i) above, and to receive the dividends which Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

        (b) Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default:

            (i) Except as otherwise expressly permitted in the Indenture, all rights of Pledgor to receive and retain any cash dividends and distributions pursuant to subsection 6(a)(ii), and to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to subsection 6(a)(i), shall cease to be effective upon written notice by Trustee to Pledgor of Trustee's intent to exercise its rights hereunder, and upon delivery of such notice shall become vested in Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights and the sole right to receive and hold as Pledged Collateral such dividends (and, to the extent permissible, apply them to payment of the Secured Obligations). In order to effect such transfer of rights, Trustee shall have the right, upon such notice, to date and present to the applicable Issuer an irrevocable proxy executed by Pledgor substantially in the form attached hereto as Exhibit A (a "Proxy").

            (ii) Except as expressly permitted in the Indenture, all dividends which are received by Pledgor contrary to the provisions of this subsection 6(b) shall be received in trust for the benefit of Trustee (for the benefit of Noteholders), shall be segregated from other funds of Pledgor and shall be forthwith paid over to, prior to the Loan Agreement Termination, the Agent, and after the Loan Agreement Termination, the Trustee, as Pledged Collateral in the same form as so received (with any necessary endorsement).


            7.   Transfers and Other Liens; Additional Shares.


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        (a) Other than for Priority Liens and Priority Lien Documents prior to the Loan Agreement Termination, Pledgor agrees that Pledgor will not (i) encumber, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) enter into any other contractual obligations which could reasonably be expected to restrict or inhibit the right or ability of Trustee to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

        (b) Pledgor agrees that if any Issuer issues any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Pledged Shares, Pledgor will deliver, promptly (and in any event within three Business Days) upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Pledged Collateral to, prior to the Loan Agreement Termination, the Agent, and after the Loan Agreement Termination, the Trustee. Pledgor hereby authorizes Trustee to modify this Agreement by unilaterally amending Schedule I to include such shares of stock or other securities.

         8. Trustee Appointed Attorney-in-Fact. Subject to the Subordination Agreement, Pledgor hereby irrevocably appoints Trustee as Pledgor's attorney-in-fact effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor, Trustee or otherwise, from time to time in the discretion of Trustee to take any action (including completion and presentation of any proxy) and to execute any instrument that is necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof; (ii) exercise the voting and other consensual rights pertaining to the Pledged Collateral; and (iii) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Trustee was the absolute owner thereof for all purposes, and to do, at the option of Trustee and at Pledgor's expense, at any time or from time to time, all acts and things that are necessary or that the Trustee deems necessary to protect, preserve or realize upon the Pledged Collateral. Pledgor hereby ratifies and approves all acts of Trustee made or taken in accordance with the terms of this Section 8. Except as specifically set forth in Section 10 hereof or in the event of the gross negligence or willful misconduct of Trustee, neither Trustee nor any person designated by Trustee shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, shall be irrevocable until all Secured Obligations (other than unasserted contingent indemnity obligations) shall have been paid in full and the Indenture Documents shall have been terminated.

         9. Trustee May Perform. If Pledgor fails to perform any agreement contained herein, Trustee may itself perform, or cause performance of, such agreement, and the expenses of Trustee incurred in connection therewith shall be a part of the Secured Obligations.


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         10. Limitation on Duty of Trustee with Respect to the Pledged
Collateral. The powers conferred on Trustee hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, Trustee shall have no duty with respect to any Pledged Collateral. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment that is substantially equivalent to that which a reasonably prudent person in the industry accords to such property, it being expressly agreed that Trustee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Trustee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but Trustee may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

         11. Remedies upon Event of Default. Subject to the Subordination Agreement, if any Event of Default shall have occurred and be continuing:

        (a) Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code (the "UCC") in the State of New York, whether or not the UCC applies to the affected Pledged Collateral, and Trustee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of Trustee or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Trustee deems commercially reasonable. Pledgor acknowledges and agrees that such a private sale may result in prices and other terms which may be less favorable to the seller than if such sale were a public sale. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Pledged Collateral, if permitted by law, Trustee, on behalf of Noteholders, may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Collateral or any portion thereof. Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Trustee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act of 1933, as from time to time amended (the "Securities Act"), or under applicable state securities laws,



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    even if the issuing corporation would agree to do so. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter enacted.

        (b) Except as expressly permitted in the Indenture and in this Agreement, all cash proceeds received by Trustee in accordance with the terms hereof in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Trustee, be held by Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Trustee pursuant to the terms of the Indenture) in whole or in part by Trustee against all or any part of the Secured Obligations in accordance with the provisions of Section 13. Any surplus of such cash or cash proceeds held by Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct; provided, that in the event that all of the conditions to the termination of this Agreement pursuant to Section 14 shall not have been fulfilled, such balance shall be held and applied from time to time as provided in this subsection 11(b) until all such conditions shall have been fulfilled.

        (c) Pledgor recognizes that Trustee may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that Trustee has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit each issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act.

         12. Remedies Cumulative. No failure on the part of Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any power, privilege or right under the Indenture, the other Collateral Documents or this Agreement (collectively, the "Indenture Documents") shall operate as a waiver thereof; nor shall any single or partial exercise by Trustee of any power, privilege or right under any of the other Indenture Documents or this Agreement preclude any other or further exercise thereof or the exercise of any other such power, privilege or right. The powers, privileges and rights in this Agreement and the other Indenture Documents are cumulative and are not exclusive of any other remedies provided by law.

         13. Application of Proceeds. Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any


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sale of, or other realization upon, all or any part of the
Pledged Collateral shall be applied in the manner set forth in the Indenture.

         14. Termination of Security Interests; Release of Collateral. Upon payment and performance in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and termination of the Indenture in accordance with its terms, the security interests granted herein shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon such termination of the security interests or release of any Pledged Collateral, Trustee will, at the expense of Pledgor, and subject to Section 20 herein, promptly execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released. Such release shall be without recourse or warranty to Trustee, except as to the absence of any prior assignments by Trustee of its interest in the Pledged Collateral.

         15. Amendments, Waivers and Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Trustee and Pledgor.

         16. Notices. Any notice, approval, request, demand, consent or other communication hereunder, including any notice of default or notice of sale, shall be given to Pledgor or Trustee at the applicable address set forth above (or to such other address previously designated by written notice to the serving party) in accordance with the notice provision of the Indenture.

         17. Continuing Security Interest; Successors and Assigns. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment and performance in full of all Secured Obligations (other than unasserted contingent indemnity obligations) and termination of the Indenture, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee and its successors and assigns. Pledgor may not assign or transfer any of its interests or obligations hereunder without the prior consent of Trustee.

         18. Waiver.


        (a) In addition to any other waivers herein, Pledgor waives to the greatest extent it may lawfully do so, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Trustee of, this Agreement. Pledgor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of

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

    further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of the Secured Obligations, notice of adverse change in any Issuer's or any other Person's financial condition or any other fact which might materially increase the risk to Pledgor) with respect to any of the Secured Obligations or all other demands whatsoever and, to the fullest extent permitted by law, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.

        (b) If Trustee may, under applicable law, proceed to realize its benefits under any of the Indenture Documents giving Trustee a Lien upon any Collateral, whether owned by any Issuer or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Trustee may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Trustee under this Agreement.

         19. Subrogation. Subject to, and solely effective following, the payment in full in cash of all Obligations (other than unasserted contingent indemnity obligations), Pledgor shall be subrogated to the rights of the Noteholders to receive payments and distributions of cash, property and securities applicable to such Obligations. For purposes of such subrogation, no payments or distributions to the Noteholders of any cash, property or securities to which the Noteholders would be entitled except for this provision, and no payments over pursuant to the provisions of this paragraph to the Noteholders by Pledgor shall, as among each Issuer (as defined in the Indenture) or any Subsidiary Guarantor, their respective creditors (other than holders of such Obligations) and Pledgor be deemed to be a payment or distribution by such Issuer (as defined in the Indenture) or any Subsidiary Guarantor to or on account of such Obligations.

         20. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Trustee or any Noteholder in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Trustee or any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or any Issuer or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or any Issuer or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         21. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         22. Interpretation. Time is of the essence of each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meanings set forth in the UCC, except where the context otherwise requires. To the extent any term or provision of this Agreement conflicts with the provisions of the

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Indenture and is not dealt with more specifically herein, the Indenture shall control with respect to such term or provision.

         23. Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Indenture, the issuance of Notes thereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Pledgor set forth herein shall terminate only upon payment of the Secured Obligations and the termination of this Agreement in accordance with its terms.

         24. Statute of Limitations. Pledgor hereby waives the right to plead any statute of limitations as a defense to any indebtedness or obligation hereunder or secured hereby to the full extent permitted by law.

         25. Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         27. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         28. WAIVER OF JURY TRIAL; JURISDICTION. PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, NEW YORK AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS UPON PLEDGOR BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO PLEDGOR AT THE ADDRESS SET FORTH ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. PLEDGOR AND TRUSTEE EACH HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF TRUSTEE TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         29. Incorporation By Reference. In connection with its appointment and acting hereunder the Trustee is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

         IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                                  ADVANCED CAST PRODUCTS, INC.


                                  By: /s/ Gary LaChey
                                      ------------------------------------------
                                  Title: VP-Finance, Treasurer, Secty. & CFO
                                         ---------------------------------------



         By acceptance hereof as of this 8th day of October, 2003, Trustee agrees to be bound by the provisions hereof.


                                  BANK OF NEW YORK, as Trustee


                                  By: /s/ Patricia Gallagher
                                      ------------------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                                   SCHEDULE I
                               TO PLEDGE AGREEMENT


                                                STOCK
                              TYPE AND       CERTIFICATE                   NUMBER
ISSUER OF PLEDGED STOCK    CLASS OF STOCK      NUMBERS      PAR VALUE     OF SHARES    PERCENTAGE
-----------------------    ---------------   ------------   ----------    ---------    ----------

Belcher Corporation.                                                                      100%
Peerless Corporation                                                                      100%


                                    EXHIBIT A

                                Irrevocable Proxy


         The undersigned hereby appoints Bank of New York, as Trustee ("Trustee") as proxy with full power of substitution, and hereby authorizes Trustee to represent and vote all of the shares of the capital stock of __________________________, held of record by the undersigned on the date of exercise hereof or at any meeting or at any other time chosen by Trustee in its sole discretion, but only at the times provided in that certain Pledge Agreement dated as of October 8, 2003, executed by the undersigned in favor of Trustee.

Dated:  ___________ __, 2003


                                        ADVANCED CAST PRODUCTS, INC.


                                        By______________________________________

                                        Title___________________________________

                                    EXHIBIT B

                                Pledge Amendment


         This Pledge Amendment, dated ___________________ is delivered pursuant to Section 5(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of October 8, 2003, between the undersigned and Bank of New York, as trustee (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined) and that the shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Collateral and shall secure all Secured Obligations.

Dated:  __________, 200__
                                        ADVANCED CAST PRODUCTS, INC.


                                        By______________________________________

                                        Title___________________________________


    STOCK ISSUER      CLASS OF STOCK      STOCK CERTIFICATE NO(S).     PAR VALUE     NUMBER OF SHARES
    ------------      --------------      ------------------------     ---------     -----------------




                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, _________________, a _______________ corporation, hereby sells, assigns and transfers unto Bank of New York, as trustee _____________ (_____) Shares of the common stock of _____________________, a
_____________ corporation (the "Corporation"), standing in its name on the books of the Corporation represented by Certificate(s) No. ____________________ herewith and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  _____________

                                        ADVANCED CAST PRODUCTS, INC.


                                        By______________________________________

                                        Title___________________________________